Exhibit 99.1

FOR IMMEDIATE RELEASE

Enviri Corporation Announces Results of 69th Annual Meeting of Stockholders

PHILADELPHIA – (April 18, 2024) – Enviri Corporation (NYSE: NVRI) announced the results of its 69th Annual Meeting of Stockholders, held virtually today.

Stockholders approved the election of all nine nominees to the Board of Directors to serve until the 2025 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2024.

Stockholders also approved the Non-Binding Advisory Votes on Executive Officer Compensation and Amendment No. 4 to the 2013 Equity and Incentive Compensation Plan.

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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.